Exhibit 15.1

June 2, 2023

The Board of Trustees and Shareholders of Vornado Realty Trust
888 Seventh Avenue
New York, New York 10019

We are aware that our report dated May 1, 2023, on our review of interim financial information of Vornado Realty Trust and subsidiaries appearing in Vornado Realty Trust’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2023 is incorporated by reference in this Post-Effective Amendment No. 1 to the Registration Statement.

/s/ DELOITTE & TOUCHE LLP
New York, New York